UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	84-2040295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Certificate of Incorporation

On June 22, 2021, Century Therapeutics, Inc. (the “Company”) filed a Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things:

(i).	increase the authorized number of shares of common stock to 300,000,000 shares;

(ii).	eliminate all references to the previously existing convertible preferred stock;

(iii).	authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

(iv).	establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms;

(v).	require that any amendment or repeal of the Company’s amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) receive the affirmative vote of the holders of not less than 662/3% of the outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class, unless the board of directors recommends stockholders approve for such amendment or repeal, in which case such amendment or repeal shall only require a majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class;

(vi).	require that any amendment or repeal of the Restated Certificate receive the affirmative vote of the holders of not less than 662/3% of the outstanding shares of capital stock, entitled to vote on such amendment or repeal, to adopt, amend, or repeal provisions in the Restated Certificate relating to (a) the amendment of the Restated Certificate or amendment of the Amended and Restated Bylaws, (b) stockholder action, (c) election and removal of directors, (d) limitations on liability and (e) exclusive forum for proceedings;

(vii).	provide that directors may be removed from office only for cause by the affirmative vote of the holders of at least 662/3% of the voting power of all then outstanding shares of capital stock then entitled to vote on the election of such directors;

(viii).	eliminate the ability of the Company’s stockholders to call a special take action by written consent in lieu of a meeting;

(ix).	provide that special meetings may only be called by the Board of Directors of the Company or its Chairperson, or the Chief Executive Officer of the Company; and

(x).	designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum, unless the Company otherwise provides written consent, for certain legal actions and proceedings against the Company, provided that, the exclusive forum provision will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction.

The foregoing description of the amendments made in the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

On June 22, 2021, in connection with the closing of the IPO, the Amended and Restated Bylaws, previously approved by the Company’s board of directors to become effective upon the closing of the IPO, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

3.1	Second Amended and Restated Certificate of Incorporation of Century Therapeutics, Inc.
3.2	Amended and Restated Bylaws of Century Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Name:	Osvaldo Flores, Ph.D.
Title:	President and Chief Executive Officer

Date: June 25, 2021